Exhibit 99.1

Esperion to be Acquired by ARCHIMED

Esperion shareholders to receive $3.16 per share in cash at closing, plus the right to participate in up to $100 million in aggregate contingent milestone payments

Represents total equity value of up to approximately $1.1 billion

ANN ARBOR, Mich., May 1, 2026 (GlobeNewsWire) – Esperion Therapeutics (Nasdaq: ESPR) (“Esperion,” or the “Company”), a commercial-stage biopharmaceutical company dedicated to developing and delivering innovative cardiometabolic and rare/orphan disease therapies, and ARCHIMED (“ARCHIMED”), a leading investment firm focused exclusively on healthcare industries, today announced that they have entered into a definitive agreement under which funds managed by ARCHIMED will acquire Esperion in a transaction valued at up to approximately $1.1 billion in total equity value on a fully diluted basis, assuming full achievement of certain commercial-based milestones.

Under the terms of the agreement, Esperion shareholders will receive $3.16 per share in cash at closing, plus the right to participate in contingent milestone payments of up to $100 million in the aggregate tied to future net sales performance. The upfront cash consideration represents a premium of 58% to Esperion’s closing share price on April 30, 2026.

Founded in 2008, Esperion is a commercial-stage biopharmaceutical company focused on bringing new medicines to market that address unmet needs of patients and healthcare professionals. The Company offers unique solutions to combat the risk of cardiovascular disease, which remains the #1 killer of men and women worldwide.

“This transaction marks an exciting new chapter for Esperion, our employees, and the patients and healthcare professionals we serve,” said Sheldon Koenig, Chief Executive Officer and member of the Board of Directors of Esperion. “ARCHIMED’s acquisition of Esperion provides our shareholders with attractive and immediate upfront value at a compelling premium, while preserving the opportunity to participate in additional upside through contingent milestone payments tied to the future growth of our core cardiometabolic products. With ARCHIMED’s support, we believe Esperion will be well positioned to advance our Vision 2040 strategy and continue addressing the global burden of cardiometabolic disease.”

“We are excited to partner with Esperion as it enters its next phase of growth,” said Justin Bateman, Partner at ARCHIMED. “We believe the Company, in partnership with ARCHIMED, has a strong foundation from which to continue building in cardiovascular and primary care markets.”

Transaction Details

Under the terms of the agreement, an affiliate of ARCHIMED will acquire all outstanding shares of Esperion for $3.16 per share in cash at closing, plus one non-tradeable contingent value right (CVR) that will entitle the holder to participate in two contingent milestone payments of up to $100 million in the aggregate as follows:

•	A contingent milestone payment based on annual U.S. net sales of certain products containing bempedoic acid (including NEXLETOL® and NEXLIZET®) in calendar year 2027 equal to (i) $40 million in the aggregate if such annual net sales are greater than $350 million or (ii) an amount between $0 and $40 million in the aggregate, determined by linear interpolation, if such annual net sales exceed $300 million but are less than $350 million; and

•	A contingent milestone payment based on annual U.S. net sales of certain products containing bumetanide (including ENBUMYST®) equal to $60 million in the aggregate if such annual net sales equal or exceed $160 million in any single calendar year through December 31, 2030.

The Company’s Board of Directors has unanimously approved the transaction and recommends that Esperion shareholders vote their shares to approve the transaction. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including approval by Esperion’s shareholders and receipt of certain required regulatory approvals. Until that time, Esperion will continue to operate as a separate and independent company.

Following completion of the transaction, Esperion will become a privately held company and its common stock will no longer be listed on the Nasdaq Stock Market.

Debt financing for this transaction will be provided by investment funds managed by Pharmakon Advisors, LP. The transaction is not subject to a financing condition.

Additional information regarding the transaction is included in a Current Report on Form 8-K to be filed by Esperion with the U.S. Securities and Exchange Commission (SEC) today.

First Quarter Conference Call

In light of the announced transaction, Esperion will not host the conference call and webcast to discuss the Company’s financial and operating results for the first fiscal quarter of 2026, which was previously scheduled for May 7, 2026. The call is not expected to be rescheduled.

Esperion plans to file its first quarter 2026 results on Form 10-Q on May 7, 2026.

Advisors

Moelis & Company LLC is acting as exclusive financial advisor to ARCHIMED and Sidley Austin LLP is serving as legal advisor. Centerview Partners is acting as exclusive financial advisor to Esperion and Goodwin Procter LLP is serving as legal advisor. Akin Gump LLP is serving as legal advisor to Pharmakon Advisors.

About Esperion

Esperion Therapeutics, Inc. is a commercial-stage biopharmaceutical company dedicated to developing and delivering innovative cardiometabolic and rare/orphan disease therapies. The Company leverages deep domain expertise in ACLY biology to develop and commercialize transformative medicines for patients worldwide. Esperion currently markets two oral, once-daily, non-statin therapies for patients struggling to maintain their low-density lipoprotein cholesterol (LDL-C) levels and are at risk of cardiovascular disease.

With a broad U.S. commercial infrastructure and global approvals across more than 40 countries, Esperion is well positioned to serve as a partner-of-choice for global innovators seeking U.S. market access through acquisition, in-license, co-promotion and revenue share opportunities. In tandem, the Company is advancing its leadership in ACLY biology to build a diversified pipeline of novel product candidates, including treatments for Primary Sclerosing Cholangitis and renal diseases. For more information, visit esperion.com and follow Esperion on LinkedIn and X.

About ARCHIMED

With offices in Europe, North America and Asia, ARCHIMED is a leading investment firm focused exclusively on healthcare industries. Its mix of operational, medical, scientific and financial expertise allows ARCHIMED to serve as both a strategic and financial partner to healthcare businesses. Prioritized areas of focus include Animal & Environmental Health, Biopharma Products, Consumer Health, Diagnostics, Healthcare IT, Life Science Tools & Services, and MedTech. ARCHIMED helps partners internationalize, acquire, innovate and expand their products and services. ARCHIMED manages €9 billion across its various funds. Since inception, ARCHIMED has been a committed Impact investor, both directly and through its EURÊKA Foundation. For more information about ARCHIMED, please visit www. ARCHIMED.group.

About Pharmakon Advisors

Pharmakon Advisors, LP is a leading investor in non-dilutive debt for the life sciences industry and is the investment manager of the BioPharma Credit funds. Established in 2009, funds managed by Pharmakon Advisors, LP have committed up to $11 billion across 73 investments.

Forward Looking Statements

Any statements in this press release regarding the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding ARCHIMED’s proposed acquisition of the Company, the ability of ARCHIMED and the Company to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, statements about the expected timetable for completing the Merger, the potential effects of the pending acquisition on the Company, and the potential to achieve the milestones related to the contingent payments under the CVR, and other statements containing the words “anticipates,” “believes,” “continue,” “expects,” “intends,” “estimates,” “plans,” “may,” “will,” “could,” “would,” “project,” “potential” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such risks and uncertainties include, without limitation, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of the Company’s stockholders; (iii) the effects of disruption on the Company from the proposed transaction and the impact of the announcement and pendency of the proposed transaction on the Company’s business, results of operations and financial condition; (iv) the effects of the proposed transaction on the Company’s relationships with customers, employees, other business partners or governmental or regulatory entities; (v) the risks related to non-achievement of any net sales milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; (xi) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities; (xii) risks related to the net sales, profitability, commercial development and launch plans, and growth of the Company’s commercial products; (xiii) risks and uncertainties related to regulatory applications, review and approval processes, and the Company’s compliance with applicable legal and regulatory requirements; (xiv) general industry conditions, competition, and the outcomes and anticipated benefits of legal proceedings and settlements; and (xv) general economic factors. These and other risks are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the SEC, available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and ARCHIMED, the Company will file with the SEC a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of the Company are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to the Company’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of the Company’s website at esperion.com/investors-media or by contacting the Company’s investor relations department at (734) 887-3903.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 16, 2026 (available here). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Esperion Contact Information:

Investors:

Alina Venezia

investorrelations@esperion.com

(734) 887-3903

Media:

Tiffany Aldrich

corporateteam@esperion.com

(616) 443-8438